UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150100

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-82542

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-58668

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150375

Under
The Securities Act of 1933

FIRST BANCORP (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-1421916 (I.R.S. employer identification no.)

300 SW Broad Street Southern Pines, NC (Address of Principal Executive Offices)	28387 (Zip Code)

First Bancorp 2007 Equity Plan First Bancorp 1994 Stock Option Plan
(Full title of the plans)

Richard H. Moore First Bancorp Chief Executive Officer 300 SW Broad Street Southern Pines, North Carolina 28387
(Name and address of agent for service) (910) 246-2500 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer X	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.        ☐

EXPLANATORY NOTE

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following registration statements previously filed by First Bancorp, a North Carolina corporation (the “Company” or “Registrant”) (the “Prior Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-150100) filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2008, relating to the First Bancorp 2007 Equity Plan (the “2007 Equity Plan”)

•	Registration Statement on Form S-8 (File No. 033-82542) filed with the Commission on August 8, 1994, as amended by Post-Effective Amendment No. 1 on Form S-8 filed on October 12, 1995, relating to the First Bancorp 1994 Stock Option Plan (the “1994 Stock Option Plan”)

•	Registration Statement on Form S-8 (File No. 333-58668) filed with the Commission on April 11, 2001, relating to the 1994 Stock Option Plan

•	Registration Statement on Form S-8 filed with the Commission on April 22, 2008 (File No. 333-150375), relating to the 1994 Stock Option Plan

Each of the 2007 Equity Plan and the 1994 Stock Option Plan has terminated in accordance with its terms and no further awards will be made or remain outstanding thereunder. Accordingly, the offering of shares pursuant to the Plans has terminated.

The Registrant is filing these Post-Effective Amendments to report that all shares of Common Stock that were registered under the Prior Registration Statements have been sold and that no further shares of Common Stock will be issued under either the 2007 Equity Plan or the 1994 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Southern Pines, State of North Carolina, on this 27th day of February, 2020.

FIRST BANCORP

By: /s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer